EX 99.B10(a)

CONSENT OF INDEPENDENT AUDITORS

The Milestone Funds - Treasury Obligations Portfolio:

We consent to the use in Post-Effective Amendment No. 15 to Registration Statement No. 33-81574 of our report dated January 23, 2004, appearing in the The Milestone Funds - Treasury Obligation Portfolio Annual Report to Shareholders for the year ended November 30, 2003, which is incorporated by reference in the Statement of Additional Information, which is incorporated by reference in the Prospectuses, both of which are part of such Registration Statement, and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Management of the Portfolio - Independent Auditor" in the Statement of Additional Information.



DELOITTE & TOUCHE LLP
New York, New York
March 26, 2004


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                                                                    EX 99.B10(b)

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                          9 1 9  T H I R D  A V E N U E
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                                                         FAX  (33-1) 44 09 46 01



                                           March 29, 2004


The Milestone Funds
One Executive Boulevard
Yonkers, New York 10701


    Re:   The Milestone Funds
          File Nos. 33-81574; 811-8620
          ----------------------------

Ladies and Gentlemen:

                  We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment to the Registration Statement on Form N-1A.

                                           Very truly yours,
















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